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                                                                  EXHIBIT 23.1


   INDEPENDENT AUDITORS' CONSENT AND REPORT ON FINANCIAL STATEMENT SCHEDULE




The Board of Directors
Select Comfort Corporation:


The audits referred to in our report dated October 23, 1998, included the related consolidated financial statement schedule as of December 28, 1996, January 3, 1998, and October 3, 1998, and for each of the years in the three-year period ended January 3, 1998, and the nine-month period ended October 3, 1998, included in the registration statement. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement schedule based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.


                                   /s/ KPMG Peat Marwick LLP


Minneapolis, Minnesota
December 2, 1998


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